SECURITES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 16, 2002

S&T Bancorp, Inc
______________________________________________________________________

(Exact name of registrant as specified in its charter)

Pennsylvania ____________________ (State or other jurisdiction of incorporation)	0-12508 ____________________ (Commission File Number)	25-1434426 ____________________ (IRS Employer identification No.)

43 South Ninth Street, Indiana, PA ____________________________________________ (Address of principal executive offices)	15701 ___________________ Zip Code

Registrant's telephone number, including area code	(800) 325-2265 ____________________

Item 5 - Other Events

S&T Bancorp, Inc. today announced net income of $11.8 million or $.44 diluted earnings per share for the second quarter of 2002, compared to $11.9 million net income and $.44 diluted earnings per share for the second quarter ending June 30, 2001.

For the six months ending June 30, 2002, net income totaled $23.3 million and diluted earnings per share were $.87, compared to $23.6 million of net income and $.87 diluted earnings per share for the six months ending June 30, 2001.

ITEM 7 - Financial Statements, Proforma Financial Information and Exhibits

(c) Exhibits

(99) Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

July 16, 2002	S&T Bancorp, Inc. /s/ Robert E. Rout Robert E. Rout Executive Vice President, Chief Financial Officer and Secretary